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                                                                    EXHIBIT 4(E)

                    SUBSCRIPTION AGREEMENT -- CASH PURCHASE
                             (Eligible Fiduciaries)

   To subscribe to Units for a self-directed individual retirement account ("IRA"), both the eligible employee and the eligible fiduciary must complete, sign, date and deliver an original of this Subscription Agreement and the enclosures set forth below directly to United Parcel Service of America, Inc., c/o First Union National Bank at the address below.

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
FOR U.S. MAIL:              FOR NEXT DAY AIR:
United Parcel Service of    United Parcel Service of              []  Management -- Managers Stock Trust
America, Inc.               America, Inc.              CHECK ONE: []  Hourly Union -- Employees Stock Trust
c/o First Union National    c/o Employee Shareholder              []  Non-Union/Non-Management --
Bank                        Services                                  Employees Stock Trust
P.O. Box 41784              First Union National Bank
Philadelphia, PA            PA 1204-ESS
19101-1784                  123 South Broad Street
Telephone: (888) 663-8325   Philadelphia, PA
        (215) 985-8569      19109-1199
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Ladies and Gentlemen:

   1. Purchase of Shares. The undersigned hereby subscribes to (not less than 20 nor more than 10,000 Units together with the Units subscribed to by the employee
whose name and social security number is written below)        Units on behalf
of the account of                       , each consisting of 1 share of United
Parcel Service of America, Inc. ("UPS") Common Stock subscribed to from UPS and
 1/4 share of Overseas Partners Ltd. ("OPL") Common Stock subscribed to from OPL, except as may be provided below. If such number of Units is not evenly divisible by four, UPS and OPL may, at their option, (i) reject this subscription in full; (ii) notify the undersigned and allow the undersigned to remit such additional amount as necessary to equal the aggregate price of an integral multiple of four Units; or (iii) fulfill this subscription for the purchase of the maximum number of Units wholly divisible by four for which payment has been received and refund any excess monies to the undersigned.

   The undersigned encloses a check or money order payable to the order of
"First Union National Bank" as Transfer Agent in the amount of $        , which
equals the product of the number of Units subscribed to hereby multiplied by the sum of (i) the Current Price of a UPS share (as determined from the most recent UPS Shareowners Letter) and (ii) one-fourth of the Current Price of an OPL share (i.e. one-fourth of the net book value of an OPL share as determined from OPL's most recently published Annual Report to Shareowners).

   2. Election. In the event that UPS and OPL determine, in their discretion, that there are not enough UPS or OPL shares available to satisfy the undersigned's subscription for such shares contained in the Units, the undersigned hereby authorizes UPS and OPL to do the following: (check one box)

   [ ] Substitute for such unavailable shares, to the fullest extent possible, any available shares having a value equal to or less than the amount the undersigned has remitted, and return the remainder (without interest) to the undersigned.

   [ ] Fulfill this subscription to the fullest extent possible with available
       Units and return to the undersigned the subscription amount intended for the Units which are currently unavailable (without interest).

   [ ] Cancel this Subscription Agreement and return to the undersigned all amounts remitted herewith, without interest.

   3. Authorizations and Delivery Instructions.

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
        (a) The undersigned hereby authorizes UPS, as agent for the undersigned, to deliver the UPS shares to which the undersigned has subscribed (the "UPS Shares") to First Union National Bank ("First Union"), as Trustee of the UPS Managers Stock Trust (as amended and restated), or the UPS Employees Stock Trust, as applicable (in either case, the "Stock Trust"), to enable the Trustee to hold the UPS Shares in accordance with the Stock Trust; and
        (b) The undersigned hereby authorizes OPL, as agent for the undersigned, to deliver the OPL shares to which the undersigned has subscribed (the "OPL Shares") to First Union, as Custodian, to be held as more fully described in the Prospectus.
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   4. Further Provisions. The undersigned acknowledges and agrees that:

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
       (a) This subscription is not subject to transfer or assignment by the undersigned;
       (b) UPS and OPL each have the right, in their discretion, to accept or reject the undersigned's subscription;
       (c) The undersigned's subscription will become binding upon UPS and OPL only upon acceptance by both UPS and OPL;
       (d) The undersigned's rights with respect to refund of funds held by First Union pending delivery of shares, withdrawal or rejection of this subscription are as set forth in the Prospectus and will not include interest thereon;
       (e) The Units to which the undersigned has subscribed will be sold to the undersigned at the Current Prices in effect at the time this subscription is accepted by both UPS and OPL, which may be greater or less than the Current Prices in effect at the date of this Subscription Agreement, and the undersigned's rights with respect to a change in the price of Units are as set forth in the Prospectus;
       (f)  Upon acceptance by both UPS and OPL, this Subscription
            Agreement shall be binding upon and inure to the benefit of the undersigned's successors and assigns.
       (g) The undersigned has read the Prospectus and is familiar with its terms;
       (h) If the undersigned has not yet executed and delivered to UPS a UPS Managers Stock Trust Deposit Agreement or UPS
            Employees Stock Trust Deposit Agreement ("Deposit
            Agreement"), the undersigned has enclosed herewith a properly executed Deposit Agreement with respect to the UPS
            Shares included in this Subscription Agreement. The undersigned understands that if a Deposit Agreement is not on file on behalf of the undersigned, this subscription will be rejected by UPS; and
       (i) This Subscription Agreement will be deemed to be a subscription to UPS as to the UPS Shares and a subscription to OPL as to the OPL Shares.
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NOTE: All items below except the signature of the eligible employee and verifier must be printed or typed. All signatures must be original. No photocopies will be accepted.

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
------------------------------------------------------------    ------------------------------------------------------------
                 Name of eligible employee                                       Name of eligible fiduciary

------------------------------------------------------------    ------------------------------------------------------------
               Signature of eligible employee                                       Authorized signatory

------------------------------------------------------------    ------------------------------------------------------------
                       Account number                                          Address of eligible fiduciary

------------------------------------------------------------    ------------------------------------------------------------
                            Date                                                  City, State and Zip Code
/     /     /     /     /     /     /     /     /     /
------------------------------------------------------------    ------------------------------------------------------------
1/97         Social Security Number of Employee                                             Date

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